UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): March 23, 2010


                            HQ GLOBAL EDUCATION INC.
             (Exact name of registrant as specified in its charter)

        Delaware                    333-150385                  26-1806348
(State of Incorporation)       (Commission File No.)       (IRS Employer ID No.)

             No.27, Jinsha Road, Jinnan Village, Lijingpu Township,
          Shahe Section, Ningxiang County, Hunan Province, China 410600
                    (Address of Principal Executive Offices)

                             Tel: (86 731) 87828601
                             Fax: (86 731) 87828601
              (Registrant's Telephone Number, Including Area Code)


                             Green Star Mining Corp.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL
          YEAR

Effective March 22, 2010, the Registrant has determined to change its fiscal year end to August 31 from its former fiscal year end of February 28. Thus, its financial reporting system will be more synchronized with its management processes and education cycles.

ITEM 8.01 OTHER ITEMS

We have received approval from FINRA for changing our name from Green Star Mining Corp. to HQ Global Education Inc., effective as of the opening of businesses on March 22, 2010. We have also been granted a new symbol on the OTC Bulletin Board. Our new symbol is "HQGE".

The name change is according to the Amended and Restated Certificate of Incorporation, effective as of February 24, 2010. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of State of Delaware on February 24, 2010. The Amended and Restated Certificate of Incorporation is annexed hereto as Exhibit 3.3.

On March 22, 2010, we issued the press release annexed hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

3.3  Amended and Restated Certificate of Incorporation

99.1 Press Release of the Company issued on March 22, 2010

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HQ Global Education Inc.


Date: March 23, 2010                    By: /s/ Guangwen He
                                           ------------------------------
                                           Guangwen He,
                                           Chief Executive Officer



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